UNITED STATES

  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2017

 CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

As previously reported, on June 19, 2017, Celsion Corporation ( “Celsion”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors pursuant to which Celsion agreed, among other things, to issue common stock and warrants to such investors in a registered direct offering.

On June 22, 2017, Celsion entered a termination agreement (the “Termination Agreement”) with the same investors pursuant to which Celsion and such investors agreed, among other things, to terminate the Securities Purchase Agreement (provided, however, that the indemnification provisions of the Securities Purchase Agreement, would remain in full force and effect) and that Celsion would pay the fees and expenses of each investor and its respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such investor incident to the negotiation, preparation, execution, delivery and performance of the Termination Agreement.

Concurrently with the Termination Agreement, Celsion entered into a separate ancillary agreement (the “Ancillary Agreements”) with certain investors pursuant to which Celsion agreed to the following:

●

Celsion will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents (“Subsequent Offering”) unless, in lieu of such Subsequent Offering, Celsion first grants the investor the right to purchase, whether in a single offering or multiple offerings of securities of Celsion after the of the Termination Agreement, at least $2,000,000 of registered securities (which will be structured similarly to the Securities Purchase Agreement to prevent excessive beneficial ownership through a preferred or pre-funded warrant structure).  As to any Subsequent Offering, the investor will be granted the right to purchase not less than its Relevant Percentage (as defined below) of the amount of securities offered in such offering or multiple offerings, up to an aggregate amount to such investor of $2,000,000, at an effective purchase price per share of common stock that is the lesser of 86% of the closing price on the business day preceding entry into a stock purchase agreement in connection therewith and $2.75 (“Purchase Price”) and two series of warrant coverage as follows:

o	A 5-year Warrant to purchase 100% of the number of shares of common stock (or equivalents) offered thereby with an exercise price equal to the Purchase Price; and

o	A 1-year Warrant to purchase 100% of the number of shares of common stock (or equivalents) offered thereby with an exercise price no higher than $8.00.

The definitive documents will be in form and substance the same (or not on worse terms to the investor, as determined by the investor) as the terms and conditions of the Securities Purchase Agreement and form of warrant terminated pursuant to the Termination Agreement.  In no event will more than three unaffiliated investors be permitted to participate in any single offering.  “Relevant Percentage” will mean the percentage equivalent to (i) the dollar amount next to Subscription Amount provided on the investor’s signature page to the Securities Purchase Agreement divided by (ii) $5,429,800, provided if any other investor under the Purchase Agreement (“Other investors”) declines to participate, the investor’s Relevant Percentage will be adjusted hereunder upwards to be among the participating investors.

●

To pay to each investor an amount equivalent to any loss such investor suffered as a result of any sale of common stock subsequent to execution of the Securities Purchase Agreement and prior to the execution of the Agreement to the extent that such investor had insufficient shares on June 22, 2017 to cover such sale of common stock.

●

That none of the terms offered to any other investor with respect to any ancillary agreement (or any amendment, modification or waiver thereof) entered into in connection with a termination of the Securities Purchase Agreement (“Other Agreement”), is or will be more favorable in any material respect to such Other investor than those of the investor and the Ancillary Agreement. If, and whenever on or after the date hereof, Celsion enters into an Other Agreement, then (i) Celsion will provide notice thereof to the investor promptly following the occurrence thereof and (ii) the terms and conditions of the Ancillary Agreement will be, without any further action by the investor or Celsion, automatically amended and modified in an economically and legally equivalent manner such that the investor will receive the benefit of the more favorable terms and conditions (as the case may be) set forth in such Other Agreement. The provisions of this paragraph will apply similarly and equally to each Other Agreement.

●

Celsion agrees to offer to the investor until 5:00p.m. ET on June 23, 2017 the right to reprice the exercise of all of the Common Stock purchase warrants set forth on Annex I attached hereto to an exercise price of $1.65.  If the investor accepts the offer, Celsion and the investor hereby agree to enter into a warrant repricing letter substantially in the form of Annex II hereto.

Item 8.01 Other Events

On June 22, 2017, Celsion Corporation, a Delaware corporation, issued a press release titled “Celsion Corporation Announces Cancellation of Registered Direct Offering.” A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release titled “Celsion Corporation Announces Cancellation of Registered Direct Offering” issued by Celsion Corporation on June 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: June 22, 2017	By:	/s/Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Celsion Corporation Announces Cancellation of Registered Direct Offering” issued by Celsion Corporation on June 22, 2017.